Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Messrs. Scott D. Henry and Bradley K. Serwin as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement on Forms S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William P. Weidner William P. Weidner	President, Chief Operating Officer and Director	02/14/06
/s/ Scott D. Henry Scott D. Henry	Senior Vice President and Chief Financial Officer	02/14/06
/s/ Wesley D. Allison Wesley D. Allison	Acting Chief Accounting Officer	02/14/06
/s/ Irwin Chafetz Irwin Chafetz	Director	02/14/06
/s/ Charles D. Forman Charles D. Forman	Director	02/14/06
/s/ Michael A. Leven Michael A. Leven	Director	02/14/06
/s/ James L. Purcell James L. Purcell	Director	02/14/06
/s/ Irwin A. Siegel Irwin A. Siegel	Director	02/14/06